SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                             INFORMATION REQUIRED IN
                                 PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the  registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          O.A.K. FINANCIAL CORPORATION
                (Name of registrant as specified in its charter)


    (Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         (1)     Title of each class of securities to which transaction applies:
         (2)     Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)     Proposed maximum aggregate value of transaction:
         (5)     Total fee Paid:
[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:
         (2)      Form, schedule, or registration statement no.:
         (3)      Filing party:
         (4)      Date filed:

                                PRELIMINARY COPY
O.A.K. Financial Corporation                             This Proxy is solicited
2445  84th Street, S.W.                                         on behalf of the
Byron Center, Michigan 49315                                  Board of Directors
                                      PROXY

     The undersigned hereby appoints David Van Solkema and John Van Singel as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of O.A.K. Financial Corporation held of record by the undersigned on Februry 26, 1998, at the annual meeting of shareholders to be held April 16, 1998, and at any adjournment thereof.

1.   In the election of three directors to be elected for terms expiring in 2001

     [ ]FOR all nominees listed below                   [ ]WITHHOLD AUTHORITY
        (except as marked to the contrary below)        to vote for all nominees
                                                        listed below

     (INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

                  Norman Fifelski, Dellvan Hoezee, Robert Deppe

2. Proposal to amend the Corporation's Articles of Incorporation to increase the Corporation's authorized shares of common stock, $1.00 par value per share, from 2,000,000 to 4,000,000.

              [ ] FOR              [ ] AGAINST          [ ] ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR the Other Proposal.


Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


___________________________________     _______________________________
        Signature                       Signature if held jointly


Dated:_____________________, 1998



PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                PRELIMINARY COPY

                          O.A.K. FINANCIAL CORPORATION

                             2445 84th Street, S.W.
                          Byron Center, Michigan 49315

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held April 16, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of O.A.K. Financial Corporation (the "Corporation"), a Michigan corporation, will be held on April 16, 1998, at 9:00 a.m., at the Byron Township Hall, 8085 Byron Center, S.W., Byron Center, Michigan, for the following purposes:

      1.   To elect three (3) directors, each to hold office for a 3-year term.

      2. To consider and act upon a proposal to approve an amendment to the Corporation's Articles of Incorporation to increase the Corporation's authorized shares of common stock, $1.00 par value per share, from 2,000,000 to 4,000,000.

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed February 26, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.


                                          By order of the Board of Directors,


                                          JOHN VAN SINGEL, Secretary


      Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.


Dated:  March_____, 1998

                          O.A.K. FINANCIAL CORPORATION
                             2445 84th Street, S.W.
                          Byron Center, Michigan 49315

                                 PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of O.A.K. Financial Corporation (the "Corporation"), a Michigan bank holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, April 16, 1998, at 9:00 a.m., at the Byron Township Hall, 8085 Byron Center, S.W., Byron Center, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

                              VOTING AT THE MEETING

     This Proxy Statement has been mailed on or about March , 1998, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on February 26, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

     The Corporation has only one class of capital stock authorized which is common stock of the par value of $1.00 per share. There are presently 1,000,000 shares of common stock of the Corporation outstanding. Each outstanding share will entitle the holder thereof to one vote on each separate matter presented for vote at the meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation.

     If a Proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the Proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of all of the nominees named in the Proxy Statement and for the proposal set forth in this Proxy Statement, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Secretary of the Corporation in writing or in open meeting, by submitting a proxy of a later date, or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

                              ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation authorize the Board of Directors to establish the size of the Board. The Board of Directors has established the size of the Board for 1998 at seven (7). The Articles of Incorporation also provide for the division of the Board of Directors into three
(3) classes of nearly equal size with staggered 3-year terms of office. Three persons have been nominated for election to the Board by the Board of Directors, each to serve a 3-year term expiring at the 2001 Annual Meeting of Shareholders. The Board has nominated for 3-year terms Norman Fifelski, Dellvan Hoezee and Robert Deppe. Each of Messrs. Fifelski and Hoezee is an incumbent director previously elected by the Corporation's shareholders. Mr. Deppe was appointed to the Board by the Board of Directors in October of 1997 and has not been previously elected by the shareholders.

     Mr. Bernard Hull, who has served as a director of the Corporation since the Corporation was incorporated, will be retiring from the Board at the 1998 Annual Meeting.

     Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the accompanying proxy will vote for the nominees named above. In the event any of such nominees shall become unavailable, which is not anticipated, the Board of Directors in its discretion may designate substitute nominees, in which event the enclosed proxy will be voted for such substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Corporation. As such, the three individuals who receive the largest number of votes cast at the meeting will be elected as directors. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting.

     The Board of Directors recommends a vote FOR the election of all the persons nominated by the Board.

                  PROPOSAL TO INCREASE AUTHORIZED CAPITAL STOCK

     The Corporation's Board of Directors has proposed that Article III of the Corporation's Articles of Incorporation ("Articles") be amended to read as follows:

      "The total authorized capital stock of this Corporation is four million (4,000,000) shares of common stock of the par value of one dollar ($1.00) per share. Each such share shall be equal to every other such share."

     This amendment would increase the Corporation's authorized common stock from 2,000,000 shares to 4,000,000 shares of common stock, $1.00 par value per share. The purpose of this amendment is to provide additional shares for future issuance. As of February 26, 1998, issued shares of common stock totaled 1,000,000, leaving 1,000,000 shares of common stock for future issuance as authorized by the Board of Directors of the Corporation.

     The Corporation does not have any present plan, understanding or agreement to issue additional shares of common stock except for a possible 2-for-1 stock split. A 2-for-1 stock split would be possible without an increase in the authorized common stock but would leave no other authorized shares. The Board of Directors believes that it is advisable to have additional shares of common stock available for possible future acquisitions, public offerings and stock dividends or stock splits. The Board of Directors of the Corporation will determine whether and on what terms the issuance of shares of common stock may be warranted and appropriate.

     All of the additional shares resulting from the increase in the Corporation's authorized common stock would be of the same class with the same dividend, voting and liquidation rights as the shares of common stock presently outstanding. The shares would be unreserved and available for issuance. No further authorization for the issuance of common shares by shareholder vote is required under the Corporation's existing Articles, and none would be required prior to the issuance of the additional common shares by the Corporation. Shareholders have no preemptive rights to acquire any shares issued by the Corporation under its existing Articles, and shareholders would not acquire any such rights with respect to any additional shares under the proposed amendment to its Articles.

     While the Corporation is not aware of any pending or threatened effort to gain control of the Corporation, shareholders should be aware that the authority of the Board to issue common stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Corporation, because the issuance of additional common stock, would dilute the voting power of the stock then outstanding.

     Other provisions of the Corporation's Articles could also be viewed as potential impediments to efforts to acquire control of the Corporation. Specifically, those provisions of the Articles requiring the election of only one-third of the directors of the Corporation every year, and the requirement that the Board of Directors, in evaluating a takeover proposal, consider interests of constituencies of the Corporation in addition to its shareholders, or amendment to or deletion of any of the foregoing provisions, could be used in a manner calculated to prevent the removal of management and make more difficult or discourage a change in control of the Corporation. The Corporation has no present intention of soliciting the vote of shareholders on any other proposal, or series of proposals, to deter changes in control of the Corporation.

     If the proposed amendment to increase the authorized shares of capital stock is approved, common stock may, as noted, be issued without further action by the shareholders and without first offering such shares to the Corporation's shareholders for subscription. Issuance of common stock otherwise than on a pro rata basis to all current shareholders would reduce current shareholders' proportionate interests.

     The affirmative vote of the holders of a majority of the outstanding shares of common stock of the Corporation is required for approval of the proposed amendment to the Corporation's Articles. Unless otherwise directed by a shareholder's proxy, the persons named as proxy voters in the accompanying proxy will vote FOR the amendment.

     The Board of Directors has determined that the proposed amendment is desirable and recommends a vote FOR the amendment.

            VOTING SECURITIES AND BENEFICIAL OWNERSHIP OF MANAGEMENT

     At February 26, 1998, the Corporation had outstanding 1,000,000 shares of common stock, par value $1.00 per share. Shareholders are entitled to one vote for each full share of common stock registered in their names at the close of business on February 26, 1998, the record date fixed by the Board of Directors. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the meeting, who are appointed by the Corporation.

     As of February 26, 1998, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Company except as follows:

             Name and Address of                      Amount and Nature of               Approximate
               Beneficial Owner                       Beneficial Ownership             Percent of Class
           Charles Andringa                                  63,190                         6.32%
           2807 Bridgeside Drive
           Caledonia, MI 49316
           Willard and Jane Van Singel (1)                  134,565 (1)                    13.46%
           8977 Lindsey Lane, S.W.
           Byron Center, MI 49315

(1) Willard and Jane Van Singel are husband and wife. Of the shares shown above, Mr. Van Singel has sole voting and investment power with respect to 76,686 shares (7.67%) and Mrs. Van Singel has sole voting and investment power with respect to 57,879 shares (5.79%).


     The information in the following table sets forth the beneficial ownership of the Corporation's common stock by each of the executive officers listed in the Summary Compensation Table presented later and by all directors and executive officers as a group.

                      Person                              Amount and Nature of                  Approximate
                                                        Beneficial Ownership (1)             Percent of Class
John A. Van Singel................................             21,724 (1)                          2.17%
All executive officers and directors as a group                64,996 (2)                          6.50%
  (consisting of 10 persons)......................

(1) Includes 4,133 shares owned by Mr. Van Singel's minor children and 9,741 shares owned jointly by Mr. Van Singel with his parents, Willard and Jane Van Singel.
(2) Included for informational purposes are 10,338 shares to which officer and directors disclaim beneficial ownership.

                INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

     The following information relating to the principal occupation or employment has been furnished to the Corporation by the respective directors and director nominees. Each of those persons have been engaged in the occupations stated below for more than 5 years.

                              Nominees for Election as Directors for Term Expiring in 2001
                                                                                Amount and Nature
                                                                                  of Beneficial
                                                            Director of             Ownership            Approximate
                                                Age      Corporation Since          3/ /98(1)          Percent of Class
Norman Fifelski..............................   52             1988                    1,512                  *
      Owner, Hillcrest Foods and Fuel
Dellvan Hoezee...............................   63             1991                    2,919 (2)              *
      President, Hudsonville Creamery
Robert Deppe.................................   37             1997                      194                  *
      President, Robert Deppe Building
      And Development Inc.
                                          Directors Whose Terms Expire in 2000
David Van Solkema............................   56             1988                    1,186                  *
      President, Jobbers Warehouse, Inc.
      (an auto parts distributor)
Gerald Williams..............................   65             1988                    7,000                  *
      President, Dorr Farm Products
      (Farm equipment retailer)
                                          Directors Whose Terms Expire in 1999
Lois Smalligan...............................   65             1988                   21,798 (3)            2.18
      Vice President and Mortgage Loan
      Officer, Byron Center State Bank
John A. Van Singel...........................   43             1988                   21,724 (4)            2.17
      President, Byron Center State Bank

*Represents less than one percent

(1) This information is based upon the Corporation's records as of February 26, 1998, and information supplied by the persons listed above. The number of shares stated in this column include shares owned of record by the shareholder and shares which, under federal securities regulations, are deemed to be beneficially owned by the shareholder. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power or share voting and investment power with their respective spouses, with respect to all shares beneficially owned.
(2) Includes 1,580 shares owned by Hudsonville Creamery & Ice Cream Co., a corporation in which Mr. Hoezee owns a 1/3 interest.
(3) Includes 10,388 shares owned by Ms. Smalligan's children, as to which she disclaims beneficial ownership.
(4) Includes 4,133 shares owned by Mr. Van Singel's minor children and 9,741 shares owned jointly by Mr. Van Singel with his parents, Willard and Jane Van Singel.

Director Compensation

     Directors of the Corporation and the Bank are paid an annual retainer fee of $5,000 for their service on both boards. No compensation is paid for attendance at Corporation or Bank Board or committee meetings; although discretionary bonuses were paid to each director amounting to $8,000, $7,000 and $6,000 for the years ended December 31, 1997, 1996 and 1995, respectively. During 1997, the Board of Directors of the Corporation and the Bank held a total of 24 regular meetings. Various committees of the Board held meetings as needed. Each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees on which they served.

     In 1988, the Bank adopted a deferred compensation plan for directors that provides for benefit payments to the participant and his or her family upon retirement or death. All of the Corporation's directors are participants in this plan. This plan allowed for the deferral of director fees in return for the payment of certain defined benefits payable upon termination of one's service as a director of the Bank. The cost of this plan was $108,856, $102,563, and $49,179 in 1997, 1996 and 1995, respectively. The projected benefit obligations for this plan was $659,448 as of December 31, 1997. The Bank has purchased life insurance policies on the lives of the participating directors with the Bank as the owner and beneficiary. The life insurance policies will be used to fund the benefits under the plan. The cash surrender value of the policies was $952,868 as of December 31, 1997. As of January 1, 1997, no further deferrals of directors fees may be made under this plan.

     The Audit Committee, comprised of Messrs. Fifelski, Hoezee and Van Solkema, met on three occasions during 1997. Its primary duties and responsibilities include annually recommending to the Board of Directors an independent public accounting firm to be appointed auditors of the Corporation and the Bank, reviewing the scope and fees for the audit, reviewing all the reports received from the independent certified public accountants, and coordinating matters with the internal auditing department.

                       COMPENSATION OF EXECUTIVE OFFICERS

                   Committee Report on Executive Compensation

     Decisions on the compensation of the Corporation's executive officers are made by the Board's nonemployee directors consisting of Messrs. Deppe, Fifelski, Hoezee, Hull, Van Solkema and Williams. To ensure this Committee's independence, the Board of Directors has, from time to time, used outside consultants to assist the Committee in its deliberations. This Committee report addresses the Corporation's compensation policies and programs for the year ended December 31, 1997.

     Base Salary - Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of the Corporation's executive officers and senior managers within peer group levels.

     Annually, the Committee establishes a base wage for the President and Chief Executive Officer, Mr. Van Singel, and for Ms. Smalligan. The Committee's determination is based upon compensation levels established by the Corporation's peers and evaluations by consultants.

     The base salaries of all other executive officers are established by the Corporation's President and Chief Executive Officer.

     Annual Cash Incentive - To provide performance incentives and to compensate for the reduction in base salary, the strategy provides for annual cash awards that are payable if the Corporation and the Byron Center State Bank meet or exceed annual performance objectives established by the Board of Directors.

     Long-Term Incentives - To align the interests of its executive officers and senior managers with the Corporation's shareholders, the Board's compensation strategy provides for a 401(k) matching contribution.

     Robert Deppe, Norman Fifelski, Dellvan Hoezee, Bernard Hull, David Van Solkema, Gerald Williams


                         EXECUTIVE COMPENSATION SUMMARY

     The following table sets forth the compensation paid by the Bank during the last three years to its Chief Executive Officer. There are no employees of the Corporation; all personnel are employed by the Bank. No other executive officers of the Corporation or the Bank received annual compensation in excess of $100,000 during this period.

                                                                                                       All Other
       Name and Principal Position          Year               Salary               Bonus            Compensation(1)
John Van Singel, President and              1997               $150,000             $40,000              $12,906
    Chief Executive Officer                 1996               $142,000             $40,000              $12,906
                                            1995               $130,000             $37,500              $12,906

(1) The amount set forth in this column includes (a) Bank contributions to the Bank's Profit Sharing Plan of $12,750, $12,750, and $12,750 for 1997, 1996
      and 1995, respectively, and (b) the dollar value of premiums paid by the Bank for term life insurance on behalf of this executive.

     Neither the Corporation nor the Bank maintain any option or other equity based compensation plans. The Bank does maintain a profit sharing plan, whereby cash bonuses are paid to employees if the Bank exceeds certain predetermined levels of earnings established each year by the Board of Directors.

                              CERTAIN TRANSACTIONS

     Certain directors and officers of the Corporation have had and are expected to have in the future, transactions with the Bank, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the Bank. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collectibility or present other unfavorable features. All such future transactions, including transactions with principal shareholders and other Corporation affiliates, will be made in the ordinary course of business, on terms no less favorable to the Corporation than with other customers, and will be subject to approval by a majority of the Corporation's independent, outside disinterested directors.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock with that of the cumulative total return on the NASDAQ Bank Stocks Index and the NASDAQ Stock Market Index for the five year period ended December 31, 1997. The following information is based on an investment of $100, on January 1, 1992, in the Corporation's common stock, the NASDAQ Bank Stocks Index, and the NASDAQ Stock Market Index, with dividends reinvested. There has been only limited trading in the Corporation's Common Stock, there are no market makers for such shares, and the Corporation's common stock does not trade on any stock exchange or on the NASDAQ market. Accordingly, the returns reflected in the following graph and table are based on sale prices of the Corporation's stock of which management is aware. There may have been sales




[GRAPHIC OMITTED]



                                       1992           1993           1994           1995           1996           1997
O.A.K. Financial                        100          126.46         153.43         187.18         224.74         279.38
NASDAQ Stock Market Index               100          119.95         125.94         163.35         202.99         248.30
Industry Index (1)                      100          104.36          97.33         141.95         188.44         297.47

(1) MG Industry Group 044 - East North Central Banks - Source: Media General Financial Services, Richmond, Virginia

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The financial statements of the Corporation for the year ended December 31, 1997 have been examined by Rehmann Robson & Co., independent public accountants. A representative of Rehmann Robson & Co. will be at the Annual Meeting of Shareholders and will have an opportunity to make a statement and be available to answer appropriate questions. Rehmann Robson & Co. has been reappointed by the Board of Directors as the independent public accountants of the Corporation and its subsidiaries for the year ending December 31, 1997.

                              SHAREHOLDER PROPOSALS

     Any shareholder proposal to be considered by the Corporation for inclusion in the 1999 Annual Meeting of Shareholders proxy materials must be received by the Corporation no later than November 15, 1998.

                                 OTHER BUSINESS

     The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.

     The Annual Report of the Corporation for 1997 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting.

     Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.


BY ORDER OF THE BOARD OF DIRECTORS



John Van Singel
Secretary
March_______, 1998

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